UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2009

WOOZYFLY INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-51430	20-3768799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

244 Fifth Avenue, Suite 1878, New York, NY, 10001
 (Address of principal executive offices) (zip code)

(646) 594-8669
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 28, 2009, WoozyFly, Inc. DIP, (the “Company”, “Acquiror” or the “Debtor in Possession”) entered into a Letter of Intent (“Agreement”) with STW Resources, Inc. (“Acquiree”).  Pursuant to the Agreement, there would be a one for one exchange of the Acquiror’s shares of common stock and securities for all of the issued and outstanding voting capital stock of Acquiree. At such time, the Acquiree would merge into a wholly  owned subsidiary of Acquiror.  The objective of our discussions has been the execution and consummation, as soon as feasible and subject to the Bankruptcy Court Approval, of a formal agreement between Acquiror and Acquiree (the "Acquisition Agreement").

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description
10.1	Letter of Intent for proposed merger between Woozyfly, Inc., Merger Sub, and STW Resources, Inc. dated August 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOOZYFLY, INC.

Date: August 28, 2009	By:	/s/ Eric Stoppenhagen______
Name: Eric Stoppenhagen
Title: Interim President